Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated November 28, 2023, in the Registration Statement (Form F-1) and related Prospectus of SharkNinja, Inc. dated December 4, 2023.

/s/ Ernst & Young LLP

Boston, Massachusetts

December 4, 2023